Exhibit 99.1


               Escala Group Appoints New Independent Board Member;
              Board Appointment Provides Compliance with Nasdaq's
                          Audit Committee Requirements



    NEW YORK--(BUSINESS WIRE)--July 26, 2006--Escala Group (NASDAQ:
ESCL), a global collectibles company in stamps, coins, and art and antiques, today announced the appointment of Irving Kagan to Escala Group's Board of Directors, effective July 25, 2006. The Board appointed Mr. Kagan as an independent director to fill the vacancy in the class of directors whose term expires in 2007. Mr. Kagan, who has substantial corporate governance experience, will serve on the Audit, Compensation and Nominating Committees of the Board. Mr. Kagan is currently a practicing attorney in New York.
    During his career, Mr. Kagan has served as general counsel with several public and private companies, most notably as senior vice president and general counsel of The Hertz Corporation from 1968 to 1986, and later as senior vice president, secretary, general counsel and member of the board of GAF Corporation from 1986 to 1993. Prior to his work in the private sector, Mr. Kagan held senior positions within the U.S. Department of Justice in the Antitrust Division.
    Complementing his professional qualifications, Mr. Kagan has pursued an active interest in academics. He co-directed the Corporate Lawyering Symposium at the NYU School of Law. At Cardozo School of Law and the University of Pennsylvania School of Law, he developed and taught a course on corporate law that covered such topics as ethics, attorney-client privilege, corporate governance, corporate compliance and internal investigations.
    Mr. Kagan co-authored a leading treatise on corporate lawyering, Corporate Legal Departments, 3d Edition (PLI), and he is active as an author, lecturer, consultant and expert witness on corporate governance and compliance issues.
    Mr. Kagan is admitted to practice law in the State of New York, and he is a member of the U.S. Supreme Court Bar, American Bar Association, New York State Bar Association, and the New York County Lawyers' Association.
    With the appointment of Mr. Kagan on the Company's Audit Committee, Escala is now in compliance with Nasdaq's Audit Committee requirements as set forth in Marketplace Rule 4350.
    Separately, Escala is looking to fill two additional vacancies on the Board in the class of directors whose term expires in 2006.

    About Escala Group, Inc.

    Escala Group is a global network of leading companies in the collectibles market with operations in North America, Europe and Asia as well as on the Internet. The company operates through a number of subsidiaries that specialize in various sectors of the collectibles markets, and is comprised of three business areas: auctions, merchant/dealer operations and trading.
    Escala Group's North American auction and retail operations include Greg Manning Auctions division, Ivy & Manning Philatelic Auctions, Greg Manning Galleries, Greg Martin Auctions, Teletrade, Nutmeg Stamp Sales, Superior Sports, Bowers and Merena Auctions, North American Certified Trading, and H.R. Harmer. In Europe, the leading auction houses affiliated with the network are Auctentia Subastas of Madrid, Spain; Corinphila Auktionen of Zurich, Switzerland; and the Koehler group of auction companies of Berlin and Wiesbaden, Germany. In Asia, Escala Group's auction operations are conducted through John Bull Stamp Auctions, Ltd, the oldest philatelic auction house in Hong Kong.
    Merchant/dealer activities are conducted through Spectrum Numismatics International, one of the largest wholesalers of rare coins in the U.S.
    The trading activities of Escala Group are conducted through A-Mark Precious Metals, one of the largest private sellers of bullion coins and bullion gold, silver and platinum to the wholesale marketplace.

    SAFE HARBOR STATEMENT

    Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Factors that may cause such differences include changes in market conditions, changes in economic environment, competitive factors and the other factors discussed in the "forward-looking information" or "risk factors" sections included in Escala Group's filings with the Securities and Exchange Commission, including Escala Group's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, prospectuses and other documents that Escala Group has filed with the Commission. In particular, any statement related to Escala Group's expected revenues or earnings or Escala Group's being well positioned for future profitability and growth are forward-looking statements.
    The words "should," "believe," "estimate," "expect," "intend," "anticipate," "foresee," "plan" and similar expressions and variations thereof identify certain of such forward- looking statements, which speak only as of the dates on which they were made. Additionally, any statements related to future improved performance and estimates of revenues and earnings per share are forward-looking statements. Escala Group undertakes no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.


    CONTACT: Escala Group
             Perry Hall, 212-421-9400
             phall@escalagroup.com